EXHIBIT 99(i)

                          IMPORTANT TAX INFORMATION


      Under the federal income tax law, distributions that may be made by First Union Real Estate Equity and Mortgage Investments (the "Company") on Shares of Beneficial Interest, $1.00 par value per share ("Common Shares"), issued upon the exercise of Rights may be subject to backup withholding. Generally, such payments will be subject to backup withholding unless (a) the holder is exempt from backup withholding or (b) the holder furnishes the payer with his or her correct tax identification number and certifies that the number provided is correct and, in the case of backup withholding on dividend payments, the holder further certifies that such holder is not subject to backup withholding due to prior underreporting of interest or dividend income. Each Rights holder who exercises Rights and wishes to avoid backup withholding must provide the Subscription Agent (as the Company's agent, in respect of exercised Rights) with such Rights holder's correct taxpayer identification number (or with a certification that such Rights holder is awaiting a taxpayer identification number) and with a certification that such Rights holder is not subject to backup withholding, by completing Substitute Form W-9 below.

      Exempt Rights holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, the Rights holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. The form of such statements can be obtained from the Subscription Agent. Exempt Rights holders, while not required to file, should file Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

      If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold 31% of any such payments made to the Rights holder. Backup withholding is not an additional tax. Rather, persons subject to backup withholding are entitled to credit the amount of tax withheld against their actual tax liability. If withholding results in an overpayment of taxes, a refund may be obtained.

WHAT NUMBER TO GIVE THE SUBSCRIPTION AGENT

      The Rights holder is required to give the Subscription Agent the taxpayer identification number of the record owner of the Rights. If such record owner is an individual, the taxpayer identification number is his or her social security number. If the Rights are held in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report. If the Subscription Agent is not provided with the correct taxpayer identification number in connection with such payments, the Rights holder may be subject to a $50 penalty imposed by the Internal Revenue Service.

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                        PAYER'S NAME: NATIONAL CITY BANK
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SUBSTITUTE            PART I -- PLEASE PROVIDE YOUR TIN       Social Security
FORM W-9              IN THE BOX AT RIGHT AND CERTIFY BY        Number(s)
                      SIGNING AND DATING BELOW
PAYER'S REQUEST FOR                                       .....................
TAXPAYER              NAME
IDENTIFICATION                                                      OR
NUMBER ("TIN")        ...................................
                                                          .....................
                      ADDRESS
                                                                 Employer
                      ................................... Identification Number

                      CITY            STATE      ZIP CODE
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PART II -- CERTIFICATION -- Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and (2) I am not subject to backup withholding because (i) I am exempt from backup withholding, or (ii) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the IRS has notified me that I am no longer subject to backup withholding. The IRS does not require your consent to any provisions of this document other than certification required to avoid backup withholding.

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CERTIFICATION INSTRUCTIONS-- You must cross out    PART III --
item (2) in Part II above if you have been         Awaiting TIN  [ ]
notified by the IRS that you are currently
subject to backup withholding because you have
failed to report all interest or dividends on
your tax returns.
YOU MUST SIGN HERE!
SIGNATURE......................................
DATE......................,1999
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    NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
              WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU.

   YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN
                    PART III OF THE SUBSTITUTE FORM W-9.


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           CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
(b) I intend to mail or deliver an application in the near future. I understand that, if I do not provide a taxpayer identification number to the Subscription Agent, 31% of all reportable payments made to me will be withheld, but will be refunded if I provide a certified taxpayer identification number within 60 days.

 ........................................     ........................, 1999
        SIGNATURE                                        DATE

 ...........................................................................
                            NAME (PLEASE PRINT)
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